UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2007 (June 1, 2007)

KRONOS INCORPORATED

(Exact name of registrant as specified in charter)

Massachusetts	000-20109	04-2640942
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

297 Billerica Road, Chelmsford, Massachusetts		01824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 250-9800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On July 11, 2006, in connection with the acquisition by Kronos Incorporated (the “Company”) of Unicru, Inc., an Oregon corporation (“Unicru”), the Company entered into a credit agreement (the “Credit Agreement”) with Citizens Bank of Massachusetts (“Citizens Bank”) which provided for a three-year $100,000,000 revolving credit facility (the “Loan”) intended (i) to finance a portion of the Company’s acquisition of Unicru and (ii) to pay fees and expenses incurred in connection with such acquisition.  Pursuant to the terms of the Credit Agreement, the Company was permitted to borrow the total commitment available under the Credit Agreement from Citizens Bank.  Loans outstanding under the Credit Agreement could be prepaid at any time in whole or in part without premium or penalty.  The Credit Agreement contained customary negative covenants, including financial covenants and covenants relating to liens, investments, mergers, permitted acquisitions, indebtedness, material adverse changes and distributions.

Pursuant to the terms of the Credit Agreement and concurrent with the extension of the Loan by Citizens Bank, the Company executed and delivered to Citizens Bank a promissory note dated July 11, 2006 in the principal amount of up to $100,000,000, promising payment of the principal amount and interest on the unpaid principal amount of each of the loans described above from the date of such loans until such principal amounts were paid in full.

The obligations of the Company under the Credit Agreement were guaranteed by its wholly-owned domestic subsidiaries.  Upon execution of the Credit Agreement, Kronos Securities Corporation, Kronos Technology and Research Holdings, LLC, Kronos Technology Systems Limited Partnership and Kronos Research Systems Limited Partnership each executed a guaranty agreement in favor of Citizens Bank.

In addition, upon execution of the Credit Agreement, the Company pledged as collateral for the Loan all of its capital stock holdings in Kronos Securities Corporation and all of its interests in Kronos Technology and Research Holdings, LLC.  Those two entities also executed a pledge agreement pledging as collateral for the Loan all of their interests in Kronos Technology Systems Limited Partnership and Kronos Research Systems Limited Partnership.  Pursuant to the terms of the Credit Agreement, the Company was required to pledge the stock of any new material domestic subsidiary (or 65% of such stock of material foreign subsidiaries).

Principal on all amounts borrowed under the Credit Agreement was due on July 11, 2009; interest on the unpaid principal amount was based on the LIBOR Lending Rate.

The Company drew down $97.9 million from the line of credit in August of 2006 in order to complete the Unicru acquisition, approximately $54.7 million of which remained outstanding as of December 30, 2006.  As of May 15, 2007, the Company had paid all remaining outstanding principal relating to the Loan.

On June 1, 2007, the Company paid all remaining interest and an unused commitment fee related to the Loan and terminated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: June 7, 2007	By:	/s/ Paul A. Lacy
Paul A. Lacy
President